Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-267602) on Form S-8 of our report dated April 24, 2023, with respect to the consolidated financial statements of GigaCloud Technology Inc.

/s/ KPMG Huazhen LLP

Shanghai, People’s Republic of China

April 24, 2023